UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2005

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands

(Address of principal executive offices)

Registrant’s telephone number, including area code +31 20 502 0000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On July 25, 2005, VIA NET.WORKS, Inc. (“VIA” or the “Company”) issued a press release announcing that it had convened its Annual and Special meeting of shareholders on July 22, 2005 and immediately adjourned it until August 2, 2005, beginning at 10:30 a.m. United Kingdom time.  The board of directors adjourned the meeting to permit the Company to seek additional shareholder votes in favor of the proposals put forth to the shareholders.

Two of the leading independent proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., have recommended a vote FOR the approval of all of proposals to be considered, including (i) to approve and adopt the Sale and Purchase Agreement (the “Sale Agreement”), and the sale of substantially all the assets of the Company to Claranet Group Limited; and (ii) to approve and adopt the dissolution and Plan of Complete Liquidation and Dissolution of VIA (the “Plan of Dissolution”).

Based on the proxies submitted as of July 22, stockholders holding just over 40% of the outstanding shares have returned proxies regarding the Sale Agreement and Plan of Dissolution proposals. Of shareholders who have returned their proxies, almost 90% have voted in favor of the Sale Agreement and the Plan of Dissolution.  VIA reported that its management and proxy solicitor, D.F. King & Co., Inc. will continue their efforts to reach as many of the Company’s shareholders as possible and encourage them to vote their shares.

VIA reported that if not enough proxies with affirmative votes are received to approve the Sale Agreement and Plan of Dissolution by the date the Annual and Special meeting of shareholders is reconvened, VIA’s board of directors will have to consider the Company’s available alternatives as VIA will not have the resources to continue as a going concern. VIA’s board of directors is likely to consider filing for Chapter 11 bankruptcy protection and seeking authority to complete the Sale Agreement and implement a plan of dissolution under approval of the bankruptcy court. In such case, any distribution that VIA’s shareholders would receive likely would be less than if the Sale Agreement is completed without a bankruptcy filing being made. The amount remaining for distribution to shareholders would be reduced by the costs of the bankruptcy process and the negative cash flow experienced by the Company due to the further delay required to close the transaction.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits.

99.1         Press Release issued by VIA NET.WORKS, Inc., dated July 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell Senior Vice President, General Counsel & Secretary

July 25, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by VIA NET.WORKS, Inc., dated July 25, 2005.